PRELIMINARY COPY

                             LINENS 'N THINGS, INC.

                                      PROXY


                                 April 21, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF LINENS 'N THINGS, INC.



                  The undersigned hereby appoints Brian D. Silva, William T. Giles and Denise Tolles, and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of Linens 'n Things, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey on April 21, 1999 and at any adjournment or postponement of such meeting.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2. PLEASE VOTE PROMPTLY.


                  (continued and to be signed on reverse side)

[ X ]  Please mark votes as in this example.


1.    ELECTION OF TWO DIRECTORS.

      To elect Norman Axelrod as director for a three-year term:

       FOR                 WITHHELD
      [   ]                [      ]

      To elect Charles C. Conaway as director for a three-year term:

       FOR                 WITHHELD
      [   ]                [      ]


2. Proposal to increase authorized Common Stock to 135,000,000 shares.

       FOR                 WITHHELD                ABSTAIN
      [   ]                [      ]                [     ]




                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [    ]

                         Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please print the full corporate name and sign by president or other authorized officer. If a partnership, please print the full partnership name and sign by authorized person.

Signature________________________________________  Date: ________________, 1999

Signature________________________________________  Date: ________________, 1999